EXHIBIT 99.1

ModuLink Inc. Announces Appointment of Dr. Wah Shing Lam as Executive Director

HONG KONG, July 1, 2026 – ModuLink Inc. (OTC: MDLK) (“ModuLink” or the “Company”) today announced that its Board of Directors has approved the appointment of Dr. Wah Shing Lam as an Executive Director of the Company, effective July 1, 2026.

Dr. Lam, age 31, currently serves as ModuLink’s Chief Technology Officer and will continue in that role following his appointment to the Board. In his capacity as Chief Technology Officer, Dr. Lam is responsible for the Company’s technology strategy, research and development initiatives, and the integration of artificial intelligence, robotics, and automation technologies across the Company’s business. He has also contributed to the strategic and technological development of the ModuLink group of companies.

In approving the appointment, the Board considered Dr. Lam’s experience, expertise, and leadership, as well as his contributions to the Company’s development and his existing executive role.

Further information regarding Dr. Lam's appointment and biography is set out in the Company's Form 8-K dated July 1, 2026.

Management Commentary

Dr. Wah Shing Lam, Executive Director and Chief Technology Officer of ModuLink Inc., commented:

“I am honored to have been appointed as an Executive Director of ModuLink and grateful for the confidence placed in me by the Board. I look forward to continuing to work with the ModuLink team across the Group to advance our technology strategy, strengthen execution across our core initiatives in automation and robotics, and support the Company’s continued development across its core business segments.”

About ModuLink Inc.

ModuLink Inc. focuses on developing sustainable and intelligent living environments through the integration of advanced technologies. The Company specializes in Modular Integrated Construction (MiC), Air-to-Water (A2W) technology, and IoT-based property management systems, and AI-enabled robotics and intelligent healthcare solutions, enabling scalable, self-sustaining and eco-friendly developments worldwide.

Through its ModuLink brand, we continue our mission to build communities that "Live Smart, Live Green," enhanced by air-to-water systems that deliver reliable, energy-efficient water generation for healthier and more resilient environments.

For more information, please visit www.modulinktech.com.

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Forward Looking Statements Safe Harbor

This press release contains forward-looking statements which are included within the meaning of Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as "anticipate," "believe," "could," "estimate," "expect," "goal," "intend," "look forward to," "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions. Forward-looking statements in this press release may include, without limitation, statements regarding the appointment of Dr. Wah Shing Lam as Executive Director of the Company, his continued role as Chief Technology Officer, the anticipated impact of his leadership on the Company’s technology strategy and development initiatives, and the Company’s ability to execute its growth strategy, including the development and deployment of its Modular Integrated Construction (MiC), Air-to-Water (A2W), IoT-based property management systems, artificial intelligence, robotics, and intelligent healthcare solutions.

These forward-looking statements are based on current expectations, estimates, projections, and assumptions made by management and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those expressed or implied by such forward-looking statements due to a variety of factors, including, but not limited to: the Company’s ability to successfully execute its technology strategy; integration and scaling risks related to its business operations and initiatives; changes in market demand and customer adoption; technological developments; competitive dynamics; regulatory and compliance requirements; and general economic, business, and geopolitical conditions.

Existing and prospective investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. ModuLink Inc. assumes no obligation to update or revise any forward-looking statements to reflect future events, developments, or changes in expectations, except as required by applicable law.

Information on the Company’s website at www.modulinktech.com does not constitute a part of this release.

Contact

ModuLink Inc.

Phone: 888 493 8028

Email: IR@modulinktech.com

SOURCE: ModuLink Inc.

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